DAVID A. ARONSON, CPA, P.A.
1000 NE 176th Street
North Miami Beach, FL 33162

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated July 27, 2010, in this Registration Statement on Form S-1 of VDO-Ph International for the registration of shares of its common stock.  We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ David A. Aronson
David A. Aronson, CPA, P.A.
North Miami Beach, FL
November 24, 2010